Exhibit 99.1

Coleman Cable, Inc. Reports Strong Second-Quarter 2011 Financial Results

Announces Entry into a New Five-Year $250 Million Revolving Credit Agreement with Enhanced Flexibility

WAUKEGAN, Ill., August 4, 2011 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced second-quarter 2011 financial results.

Highlights

•	Adjusted EPS of $0.37 per diluted share, a 60.9 percent increase versus $0.23 last year;

•	Sales increased to $219.9 million, up 26.3 percent compared to last year;

•

Completed three acquisitions that strengthen and broaden the Company’s portfolio - The Designers Edge (April 1), First Capitol Wire & Cable and Continental Wire & Cable (April 29) and Technology Research Corporation (TRC) (May 16); and

•

Entered into new $250.0 million, five-year revolving credit facility agreement that expands aggregated borrowing limit by $50.0 million, provides greater flexibility, lowers the current interest rate by approximately 100 basis points for revolver-based borrowings and replaces our prior revolving credit facility.

Outlook

•

For the third quarter of 2011, the Company estimates sales between $220.0 million and $240.0 million, and Adjusted EPS between $0.32 and $0.43 versus Adjusted EPS of $0.21 for the third quarter of 2010.

Second-Quarter 2011 Results

Net sales increased 26.3 percent for the second quarter to $219.9 million versus $174.0 million for the second quarter of 2010, on a 2.5 percent increase in sales volume (measured in total pounds shipped, excluding TRC). Second-quarter 2011 Adjusted EPS and Adjusted EBITDA were $0.37 per diluted share and $21.5 million, respectively, compared to $0.23 per diluted share and $17.5 million, respectively, for the second quarter of 2010.

President and CEO Gary Yetman stated, “We have been busy this quarter with the integration of our three new acquisitions and are quite pleased to have finished a strong first half by generating second-quarter results at the high end of our outlook. Our Adjusted EPS grew nearly 61 percent over the second quarter of 2010 as a result of higher sales and gross profit.”

Mr. Yetman concluded, “We continue to believe our business is well positioned and that our recent acquisitions will not only strengthen, but also broaden, our already diverse portfolio, providing us with new product lines. While we remain concerned with the potential near-term impact of higher commodity prices, inflationary pressures and other economic uncertainties, our outlook for the third quarter reflects our belief that our overall results should continue to be strong, with the second half of 2011 further benefiting from an uptick in our seasonal business.”

On a GAAP basis, the Company recorded earnings of $0.25 per diluted share for the second quarter compared to $0.18 per diluted share last year. Second-quarter 2010 results included $0.2 million ($0.2 million after tax, or $0.01 per diluted share) related to a foreign currency transaction loss. Meanwhile, second-quarter 2011 results included acquisition-related costs of $1.7 million ($1.3 million after tax, or $0.07 per diluted share) and a gain of $0.8 million ($0.8 million after tax, or $0.04 per diluted share) recorded in relation to the Company’s previous 4.8 percent interest in TRC. Additionally, second-quarter results for the 2011 and 2010 periods included restructuring charges and share-based compensation expense. All of these items are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the attached schedules for a full reconciliation of GAAP results to adjusted results.

Share Repurchase Plan

On August 3, 2011, the Company’s board of directors authorized a share repurchase plan for the purchase of up to 500,000 shares of the Company’s common stock in open market or privately negotiated transactions over the next 24 months. There can be no assurance that any share purchases will be made. The number of shares actually purchased will depend on various factors, including limitations imposed by the Company’s debt instruments, the price of its common stock, overall market and business conditions and management’s assessment of competing alternatives for capital deployment.

Non-GAAP Results

In an effort to better assist investors in understanding Coleman’s financial results, as part of this release, the Company provides Adjusted EPS and Adjusted EBITDA, both of which are measures not defined under accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, acquisition-related costs, gains on available for sale securities, and stock-based compensation. Adjusted EPS is net income calculated on a diluted EPS basis excluding asset impairments, restructuring costs, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, acquisition-related costs, gains on available for sale securities, and stock-based compensation. Management uses Adjusted EBITDA and Adjusted EPS as measures in evaluating the performance of our business. Other companies may define Adjusted EBITDA and Adjusted EPS differently and, as a result, our measures of Adjusted EBITDA and Adjusted EPS may not be directly comparable to measures used by other companies. For reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the financial information set forth below.

Webcast

Coleman Cable has scheduled its conference call for Friday, August 5, 2011, at 11:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout North America. For more information, visit www.colemancable.com

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements include those made under “Outlook” and may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results, earnings guidance or financial performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	adverse changes in general economic and capital market conditions;

•	changes in the demand for Coleman Cable’s products by key customers;

•	impairment charges related to our goodwill and long-lived assets;

•	changes in the cost of labor or raw materials, including PVC and fuel;

•	failure of customers to make expected purchases, including customers of acquired companies;

•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in our manufacturing consolidations and integration activities;

•	unforeseen developments or expenses with respect to our acquisition, integration and consolidation efforts;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	impact of foreign currency fluctuations and changes in interest rates;

•	impact of renegotiation of our revolving credit facility; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands, except per share date)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
NET SALES	$219,850	$174,011	$425,651	$329,991
COST OF GOODS SOLD	187,609	148,015	363,384	281,156

GROSS PROFIT	32,241	25,996	62,267	48,835
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	17,642	11,852	31,494	23,059
INTANGIBLE ASSET AMORTIZATION	1,749	1,606	3,332	3,623
RESTRUCTURING CHARGES	195	436	195	1,324

OPERATING INCOME	12,655	12,102	27,246	20,829
INTEREST EXPENSE	7,126	6,970	14,098	13,502
LOSS ON EXTINGUISHMENT OF DEBT	—	—	—	8,566
GAIN ON AVAILABLE FOR SALE SECURITIES	(753)	—	(753)	—
OTHER (INCOME) LOSS, NET	45	241	(86)	114

INCOME (LOSS) BEFORE INCOME TAXES	6,237	4,891	13,987	(1,353)
INCOME TAX EXPENSE (BENEFIT)	1,861	1,776	4,384	(638)

NET INCOME (LOSS)	$4,376	$3,115	$9,603	$(715)

EARNINGS (LOSS) PER COMMON SHARE DATA
NET INCOME (LOSS) PER SHARE:
Basic	$0.25	$0.18	$0.55	$(0.04)
Diluted	0.25	0.18	0.55	(0.04)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,131	16,939	17,105	16,918
Diluted	17,374	17,009	17,311	16,918

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(unaudited)

	June 30, 2011	December 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,701	$33,454
Accounts receivable, net of allowances of $2,476 and $2,491, respectively	132,211	110,774
Inventories	118,531	81,130
Deferred income taxes	3,835	3,171
Assets held for sale	546	546
Prepaid expenses and other current assets	4,701	3,761

Total current assets	265,525	232,836

PROPERTY, PLANT AND EQUIPMENT, NET	54,713	45,731
GOODWILL	56,908	29,134
INTANGIBLE ASSETS, NET	31,912	23,764
DEFERRED INCOME TAXES	429	301
OTHER ASSETS	7,306	9,345

TOTAL ASSETS	$416,793	$341,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$4	$7
Accounts payable	34,065	22,016
Accrued liabilities	31,888	30,193

Total current liabilities	65,957	52,216

LONG-TERM DEBT	322,408	271,820
OTHER LONG-TERM LIABILITIES	3,306	4,258
DEFERRED INCOME TAXES	3,044	1,595
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	17	17
Additional paid-in capital	91,423	90,483
Accumulated deficit	(69,657)	(79,260)
Accumulated other comprehensive income (loss)	295	(18)

Total shareholders’ equity	22,078	11,222

TOTAL LIABILITIES AND EQUITY	$416,793	$341,111

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

Diluted earnings (loss) per share, as determined in accordance with GAAP, to Adjusted EPS	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Earnings (loss) per share	$0.25	$0.18	$0.55	$(0.04)
Restructuring charges	0.01	0.01	0.01	0.05
Loss on extinguishment of debt	—	—	—	0.31
Gain on available for sale securities	(0.04)	—	(0.04)	—
Foreign currency transaction loss	0.00	0.01	0.00	0.00
Share-based compensation expense	0.08	0.03	0.12	0.04
Acquisition-related costs	0.07	—	0.10	—

Adjusted diluted earnings per share	$0.37	$0.23	$0.74	$0.36

Net income (loss), as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Thousands)		(Thousands)
Net income (loss)	$4,376	$3,115	$9,603	$(715)
Interest expense	7,126	6,970	14,098	13,502
Income tax expense (benefit)	1,861	1,776	4,384	(638)
Depreciation and amortization expense (a)	4,615	4,273	8,921	9,186

EBITDA	$17,978	$16,134	$37,006	$21,335

Restructuring charges	195	436	195	1,324
Loss on extinguishment of debt	—	—	—	8,566
Gain on available for sale securities	(753)	—	(753)	—
Foreign currency transaction gain (loss)	45	241	(86)	114
Share-based compensation expense	2,342	724	3,519	1,084
Acquisition-related costs	1,677	—	2,578	—

ADJUSTED EBITDA	$21,484	$17,535	$42,459	$32,423

a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

Second Quarter 2011 Adjusted EBITDA & Adjusted EPS

Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, restructuring charges, gains and loss on debt refinancing, foreign currency gains recorded at our Canadian subsidiary, acquisition-related costs, gains on available for sale securities, and stock-based compensation.

Adjusted EPS is net income calculated on a diluted EPS basis excluding restructuring costs, losses on debt refinancing, foreign currency gains and losses recorded at our Canadian subsidiary, acquisition-related costs, gains on available for sale securities, and stock-based compensation.

Reconciliation of Third Quarter 2011 Earnings Target to GAAP

For the third quarter of 2011, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.32 to $0.43 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.27 to $0.40 per share.

*	Rounding differences may occur for various calculated amounts.